RULE 10f3 REPORT FORM

Institutional Liquidity Trust
Lehman Brothers Core Bond Fund
Neuberger Berman Advisers Management Trust
Neuberger Berman Equity Funds
Neuberger Berman Income Funds
Neuberger Berman Intermediate Municipal Fund Inc.
Neuberger Berman California Intermediate Municipal Fund Inc.
Neuberger Berman New York Intermediate Municipal Fund Inc.
Neuberger Berman Real Estate Income Fund Inc.
Neuberger Berman Realty Income Fund Inc.
Neuberger Berman Income Opportunity Fund Inc.
Neuberger Berman Real Estate Securities Income Fund Inc.

Record of Securities Purchased
Under the Rule 10f3 Procedures

1.	Name of Portfolio/Series:	Lehman Brothers Core Bond Fund

2.	Name of Issuer:		Citibank Credit Card Issuance Trust

3.	Date of Purchase:	September 13, 2007

4.	Underwriter from whom purchased:	Citigroup

5.	Affiliated Underwriter managing or participating in
	underwriting syndicate:	Yes

6.	Is a list of the underwriting syndicates members attached?
	Yes   X   	No  ___

7.	Aggregate principal amount of purchase by all investment
	companies advised by the Adviser and all other accounts with respect to which the Adviser has management discretion
	and exercised such discretion with respect
	to the purchase:	45,000,000

8.	Aggregate principal amount of offering:		1,750,000,000

9.	Purchase price (net of fees and expenses):	99.435

10.	Date offering commenced:	September 13, 2007

11.	Offering price at close of first day on which any
	sales were made:	99.435

12.	Commission, spread or profit:		0.375	%		$_____/share




13.Have the following conditions been satisfied?					Yes		No

a.The securities are:


part of an issue registered under the Securities Act of 1933
which is being offered to the public;							X



part of an issue of Government Securities;



Eligible Municipal Securities;




sold in an Eligible Foreign Offering; or



sold in an Eligible Rule 144A offering?



(See Appendix B to the Rule 10f3 Procedures for definitions of the capitalized terms herein.)



b.
(1) The securities were purchased prior to the end of the
first day on which any sales were made, at a price that is
not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities
(except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to
existing security holders of the issuer); OR						X



(2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?




c.The underwriting was a firm commitment underwriting?					X



d.The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting
similar securities during the same period (see Attachment
for comparison of spread with comparable recent offerings)?				X



e.The issuer of the securities, except for Eligible Municipal
Securities, and its predecessors have been in continuous
operation for not less than three years.						X



f.(1) The amount of the securities, other than those sold
in an Eligible Rule 144A Offering (see below), purchased by
all of the investment companies advised by the Adviser, and
by all other accounts with respect to which the Adviser has
investment discretion and exercised such discretion with
respect to the purchase, did not exceed 25% of the
principal amount of the offering; OR							X





											Yes		No


(2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the total of:



(i)	The principal amount of the offering of such class sold
by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus


(ii)	The principal amount of the offering of such class in any
concurrent pubic offering?


g.

(1) No affiliated underwriter of the Fund was a direct or indirect
participant in or beneficiary of the sale; OR						X




(2) With respect to the purchase of Eligible Municipal Securities, no affiliated underwriter of the Fund was a direct or indirect participant in the sale and such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?



h.
Information has or will be timely supplied to the appropriate officer of the Fund for inclusion on SEC Form NSAR and quarterly
reports to the Board?									X



Approved:		Date:



Underwriting Syndicates Members

Citi
Banc of America Securities LLC
Lehman Brothers
RBS Greenwich Capital



Schedule G
Comparable Form

RULE 10f3 REPORT FORM

Additional Information regarding Item (g)   commission or spread
comparable recent offerings:


			Comparison # 1		Comparison # 2		Comparison # 3		Comparison # 4

Security		CCCIT 07A8		CCCIT 07A3		CCCIT 07A4



Date Offered		09/13/2007		06/8/07			06/08/2007


Offering Price 		S + 58			S + 40			100

Spread ($)								3ML +25


Spread (%)		AmountPaid to 		AmountPaid to 		AmountPaid to
			CoManager 		CoManager 		CoManager
			based on below		based on below		based on below



Selling Concession	0.675% 			0.700%			0.675%
			retention		retention		retention


Underwriting fee	0.025%Deal 		0.025%Deal		0.025%Deal
			Balance           	Balance			Balance



Mgmt fee		0.025%Deal 		0.025%Deal		0.025%Deal
			Balance			Balance			Balance




Type of Security	Card			Card			Card



Rating or Quality	AAA/Aaa			AAA/Aaa			AAA/Aaa



Size of Issue		1750 MM USD		665 MM USD		150 MM USD

Total Capitalization
of Issuer		20 BIL USD		20 BIL USD		20 Bil USD



Note: Minimum of two comparisons must be completed for each purchase.

B1